Exhibit 24


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration No. 33-49683 of Atlantic Energy, Inc. on Form S-3 and Registration No. 33-53511 of Atlantic Energy, Inc. on Form S-8 and Registration No. 33-53841 of Atlantic City Electric Company on Form S-3 of our reports dated February 9, 1995 appearing in this Annual Report on Form 10-K of Atlantic Energy, Inc. and Atlantic City Electric Company for the year ended December 31, 1994.





DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 21, 1995